Exhibit 99.1




   Pacific Capital Bancorp Reports Third Quarter Financial Results


    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Oct. 26, 2006--Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $7.2 billion in assets, today announced financial results for the third quarter ended September 30, 2006.

    Net income for the third quarter was $16.8 million, compared with $14.4 million reported for the third quarter of 2005. Earnings per share for the third quarter of 2006 were $0.36, compared with $0.31 reported for the third quarter of 2005. The strong results in the third quarter of 2006 were primarily attributable to larger than expected collections of Refund Anticipation Loans (RALs) in October, related to tax refunds that required additional review by the IRS. To reflect the collections received in October, the Company increased its tax refund loans receivable as of September 30, 2006, which resulted in a reduction in the provision for loan loss expense and contributed an additional $0.11 in earnings per share. Pursuant to Generally Accepted Accounting Principles (GAAP), it was determined that the adjustment to the receivable and the loan loss provision expense should be recorded in the third quarter of 2006.

    Commenting on the third quarter results, William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp, said, "From a core bank perspective, our business development efforts during the third quarter remained strong, particularly in the construction and residential real estate segments, which helped drive annualized loan growth of approximately 9% during the quarter. However, the competitive deposit pricing environment and higher borrowing costs continue to drive compression in our net interest margin and present challenges to generating earnings growth. We are pleased to have partially offset this through implementation of the expense management initiatives that we announced last quarter. Our operating efficiency ratio improved nearly 400 basis points from the second quarter of 2006, and we are focused on making continued progress in this area."

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's RAL/RT (Refund Transfer) programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The impact of the RAL/RT programs on the consolidated information prepared in accordance with GAAP is provided in tables at the end of this release.

    During the third quarter, total interest income was $113.5 million, compared with $93.1 million in the same quarter of 2005. The increase in total interest income was primarily attributable to organic growth in the loan portfolio, the acquisition of First Bank of San Luis Obispo (FBSLO) in August 2005, and to higher yields on loans.

    Total interest expense for the third quarter of 2006 was $50.9 million, compared with $29.6 million for the third quarter of 2005. The increase in total interest expense resulted from the deposits and borrowings acquired with FBSLO, higher borrowings incurred to support loan growth, and higher rates paid on deposits and borrowings.

    Net interest income for the third quarter of 2006 was $62.6 million, compared with $63.5 million in the same quarter of 2005.

    Net interest margin for the third quarter of 2006 was 3.90%, which compares with 4.33% in the third quarter of 2005. Exclusive of RALs in both periods, net interest margin in the third quarter of 2006 was 3.96%, compared with 4.39% in the third quarter of 2005. This also compares with a net interest margin of 4.24% in the second quarter of 2006, exclusive of RALs. The decrease in net interest margin is primarily attributable to the Company making greater use of higher cost funding sources - such as Fed Funds purchased, FHLB advances and certificates of deposit - to support the strong loan growth.

    Non-interest revenue was $17.3 million in the third quarter of 2006, an increase of 17.0% from $14.8 million in the third quarter of 2005. The increase in non-interest revenue was largely driven by increases in trust and investment advisory fees resulting from the acquisition of Morton Capital Management in July 2006 and proceeds from bank owned life insurance (BOLI).

    The Company's operating efficiency ratio for the third quarter of 2006 was 70.04%, compared with 67.66% in the same period last year, and 73.35% in the second quarter of 2006. Excluding the impact of the RAL/RT programs in all periods, the Company's operating efficiency ratio for the third quarter of 2006 was 68.53%, compared with 65.19% in the same period last year and 72.44% in the second quarter of 2006.

    The improvement in operating efficiency ratio from the second quarter of 2006 is primarily attributable to lower consulting expenses for IT support and regulatory compliance efforts; a general reduction in discretionary expenditures; reduced bonus accrual; and a $1.0 million benefit from the reversal of previously accrued expenses related to the Jackson Hewitt marketing and technology fee for the 2006 tax preparation season.

    Balance Sheet

    Total gross loans were $5.35 billion at September 30, 2006, an annualized increase of 9.0% from $5.23 billion at June 30, 2006 and an increase of 15.3% from $4.64 billion at September 30, 2005. The growth in loans during the third quarter of 2006 included annualized increases of 32% in construction, 22% in residential real estate, 15% in home equity loans, and 13% in commercial real estate. The increases in these segments offset a decline in the commercial portfolio due primarily to the payoff of one large loan that the Company placed with a third-party conduit program in exchange for a one-time referral fee.

    Total deposits were $4.93 billion at September 30, 2006, an annualized increase of 7.5% compared to $4.84 billion at June 30, 2006, and a decline of 3.0% from $5.09 billion at September 30, 2005. The growth in total deposits during the third quarter of 2006 was primarily due to increases in certificates of deposit.

    Asset Quality and Capital Ratios

    In the third quarter of 2006, the Company recorded a provision for credit losses of $6.3 million for the core bank, which was offset by a $9.0 million reduction to provision for credit loss expense to reflect the RAL collections following the close of the quarter. Given the current size and growth rate of the loan portfolio, the Company believes a normalized provision for the core bank will range between $6.0 million and $6.5 million per quarter. All credit metrics indicate that the health of the portfolio remained very strong during the third quarter of 2006.

    At September 30, 2006, the allowance for credit losses (excluding
RALs) was $55.5 million, or 1.04% of total loans, compared to $52.9 million, or 1.01% of total loans, at June 30, 2006.

    Exclusive of RALs, total nonperforming assets, which include nonperforming loans and other real estate owned, were $23.0 million, or 0.33% of total assets, at September 30, 2006, compared with $19.2 million, or 0.27% of total assets, at June 30, 2006.

    The Company's ratio of allowance to nonperforming loans (excluding
RALs) was 276% at September 30, 2006, compared to 324% at June 30,
2006.

    Excluding RALs, net charge-offs were $3.7 million for the three months ended September 30, 2006, compared with net charge-offs of $3.3 million for the three months ended June 30, 2006, and $2.2 million for the three months ended September 30, 2005. Annualized net charge-offs to total average loans (both excluding RALs) were 0.28% for the three months ended September 30, 2006, compared with 0.26% for the three months ended June 30, 2006, and 0.19% for the three months ended September 30, 2005.

    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    Profitability Ratios

    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the third quarter of 2006 were 11.3% and 0.93%, respectively, compared to 10.9% and 0.88%, respectively, for the third quarter of 2005. Excluding the impact of the RAL/RT programs, the Company's ROE and ROA for the third quarter of 2006 were 10.3% and 0.71%, respectively, compared to 14.1% and 0.98%, respectively, for the third quarter of 2005.

    2007 RAL/RT Programs

    The Company expects its overall transaction volume during the 2007 RAL/RT season to increase by approximately 11% over 2006 season volumes and expects the product mix to be approximately 30% RALs and 70% RTs. Given higher funding costs anticipated in the 2007 season and a continued competitive pricing environment, the Company believes that the increased transaction volume will not necessarily equate to a corresponding percentage increase in profitability.

    Outlook

    Pacific Capital Bancorp revised its guidance for the full year 2006. The Company now expects fully diluted earnings per share for the full year 2006 to range between $2.24 - $2.27, compared with its previous full year guidance of $2.15 - $2.20. The increase is driven by strong RAL collections reported in the third quarter, offset by continued compression in net interest margin.

    This guidance and our prior guidance exclude potential one-time charges related to asset impairment of the IT system and other restructuring actions that could be up to $18.0 million in the fourth quarter of 2006. The Company is also considering the sale of certain securities as part of a balance sheet repositioning strategy. This may result in the recognition of impairment losses on those securities. The proceeds would be primarily used to reduce wholesale funding and for investment in higher yielding securities.

    Commenting on the outlook for Pacific Capital Bancorp, Thomas said, "The financial performance of the core bank in the fourth quarter should be similar to our third quarter results. We expect to see continued strong loan demand and solid year-over-year growth in fee income and a further reduction in operating expense.

    "We are considering a number of actions in the fourth quarter to improve our net interest margin, including pricing adjustments for certain deposit products, repositioning our securities portfolio, and securitizing or selling a portion of our loan production. The degree of success that we have in these areas will have a significant impact on our ability to drive earnings growth in our core bank operations in the foreseeable future," said Thomas.

    Conference Call and Webcast

    The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to discuss its third quarter 2006 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company's website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 47 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank, First Bank of San Luis Obispo, and Pacific Capital Bank.

    Forward Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and businesses of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund loan and transfer programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in California; (4) the occurrence of terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes or litigation adversely affecting the businesses in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities conducted primarily during the first and second quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investors find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.

    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.

    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL/RT programs, this release contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.

    The assets, liabilities, and results of operations of the Company's RAL/RT programs are reported in its periodic filings with the SEC as a segment of its business. Because these are activities conducted by very few other financial institutions, users of the financial statements have indicated that they are interested in information for the Company exclusive of these programs so that they may compare the results of operations with financial institutions that have no comparable programs. The amounts and ratios may generally be computed from the information provided in the note to its financial statements that discloses segment information, but are computed and included in the press release for the convenience of those users.


Consolidated Balance Sheets
Dollars in Thousands


                                  (unaudited) (unaudited) (unaudited)
                                   9/30/2006   6/30/2006   3/31/2006

Assets
 Cash and Due From Banks            $191,974    $215,969    $163,176
 Securities                        1,222,833  $1,262,684   1,338,481
 Loans
  Real estate
   Residential                    $1,301,075  $1,232,988  $1,176,520
   Multi-family residential          280,203     272,229     268,331
   Non-residential                 1,211,434   1,172,675   1,153,304
   Construction                      490,278     454,197     383,427
  Commercial loans                   958,305   1,024,971     923,006
  Home equity loans                  362,768     349,419     327,868
  Consumer loans                     422,003     410,442     388,913
  Tax refund loans                    15,109      11,607      61,510
  Leases                             305,015     300,101     293,027
  Other loans                          2,184       1,675       1,933
                                  ----------- ----------- -----------
    Gross Loans                    5,348,374   5,230,304   4,977,839
 Allowance for Credit Losses          56,246      53,638      54,676
                                  ----------- ----------- -----------
 Total Loans, net                  5,292,128   5,176,666   4,923,163
 Premises and Fixed Assets           108,149     111,421     116,245
 Accrued Interest Receivable          31,104      29,778      28,885
 Goodwill                            145,271     140,584     140,585
 Other Intangible Assets               9,846       8,218       9,270
 Other Assets                        224,200     237,420     250,331
                                  ----------- ----------- -----------
Total Assets                      $7,225,505  $7,182,740  $6,970,136
                                  =========== =========== ===========

Liabilities
 Deposits
  Non Interest Bearing Demand
   Deposits                       $1,075,252   1,103,422  $1,161,005
  Interest Bearing Deposits
   NOW accounts                    1,140,881   1,107,152   1,363,548
   Money market deposit accounts     635,488     619,726     657,617
   Other savings deposits            301,739     325,197     343,198
   Time certificates of $100,000
    or more                        1,245,287   1,166,933   1,181,186
   Other time deposits               533,685     519,709     517,386
                                  ----------- ----------- -----------
  Total Interest Bearing Deposits  3,857,080   3,738,717   4,062,935
                                  ----------- ----------- -----------
     Total Deposits                4,932,332   4,842,139   5,223,940
 Fed Funds Purchased and
  Securities Sold under
  Repurchase Agreements              286,883     284,051     267,865
 Long Term Debt and Other
  Borrowings                       1,296,593   1,374,964     765,703
 Obligations under Capital Lease       9,473       9,420       9,368
 Accrued Interest Payable and
  Other Liabilities                   77,703      74,302     103,451
                                  ----------- ----------- -----------
Total Liabilities                  6,602,984   6,584,876   6,370,327

Shareholders' Equity                 622,521     597,864     599,809
                                  ----------- ----------- -----------
Total Liabilities and
 Shareholders' Equity             $7,225,505  $7,182,740  $6,970,136
                                  =========== =========== ===========

 Total Consumer Loans, net of
  Holiday Loans                     $784,771    $759,861    $716,781


                                     (unaudited) % Change 9/30/2006 vs
                         12/31/2005   9/30/2005  6/30/2006  9/30/2005
                                                 Annualized
Assets
 Cash and Due From Banks   $158,880    $232,866     (44.4%)    (17.6%)
 Securities               1,369,549   1,408,991     (12.6%)    (13.2%)
 Loans
  Real estate
   Residential           $1,128,318  $1,067,306       22.1%      21.9%
   Multi-family
    residential             256,857     252,525       11.7%      11.0%
   Non-residential        1,160,864   1,180,987       13.2%       2.6%
   Construction             374,500     298,694       31.8%      64.1%
  Commercial loans          934,840     891,563     (26.0%)       7.5%
  Home equity loans         319,195     270,438       15.3%      34.1%
  Consumer loans            431,542     395,678       11.3%       6.7%
  Tax refund loans               --       1,831      120.7%     725.2%
  Leases                    287,504     278,318        6.5%       9.6%
  Other loans                 3,666       2,663      121.6%    (18.0%)
                         ----------- -----------
    Gross Loans           4,897,286   4,640,003        9.0%      15.3%
 Allowance for Credit
  Losses                     55,598      51,822       19.4%       8.5%
                         ----------- -----------
 Total Loans, net         4,841,688   4,588,181        8.9%      15.3%
 Premises and Fixed
  Assets                    115,831     115,883     (11.7%)     (6.7%)
 Accrued Interest
  Receivable                 28,994      26,169       17.8%      18.9%
 Goodwill                   140,585     144,476       13.3%       0.6%
 Other Intangible Assets      9,887      10,476       79.2%     (6.0%)
 Other Assets               210,745     162,806     (22.3%)      37.7%
                         ----------- -----------
Total Assets             $6,876,159  $6,689,848        2.4%       8.0%
                         =========== ===========

Liabilities
 Deposits
  Non Interest Bearing
   Demand Deposits       $1,061,711  $1,075,855     (10.2%)     (0.1%)
  Interest Bearing
   Deposits
   NOW accounts           1,074,368   1,053,081       12.2%       8.3%
   Money market deposit
    accounts                807,762     857,792       10.2%    (25.9%)
   Other savings
    deposits                363,801     380,932     (28.9%)    (20.8%)
   Time certificates of
    $100,000 or more      1,201,923   1,021,783       26.9%      21.9%
   Other time deposits      508,301     695,638       10.8%    (23.3%)
                         ----------- -----------
  Total Interest Bearing
   Deposits               3,956,155   4,009,226       12.7%     (3.8%)
                         ----------- -----------
     Total Deposits       5,017,866   5,085,081        7.5%     (3.0%)
 Fed Funds Purchased and
  Securities Sold under
  Repurchase Agreements     446,642     181,808        4.0%      57.8%
 Long Term Debt and
  Other Borrowings          793,895     827,751     (22.8%)      56.6%
 Obligations under
  Capital Lease               9,317       9,266        2.3%       2.2%
 Accrued Interest
  Payable and Other
  Liabilities                63,183      59,844       18.3%      29.8%
                         ----------- -----------
Total Liabilities         6,330,903   6,163,750        1.1%       7.1%

Shareholders' Equity        545,256     526,098       16.5%      18.3%
                         ----------- -----------
Total Liabilities and
 Shareholders' Equity    $6,876,159  $6,689,848        2.4%       8.0%
                         =========== ===========

 Total Consumer Loans,
  net of Holiday Loans     $693,166    $666,116       13.1%      17.8%



Consolidated Statements of Income (unaudited)
Dollars in Thousands


                                       Three Months Ended 9/30/2006
                                     Consolidated Core Bank  RAL/RT
Interest Income
 Loans                                   $99,804   $99,683      $121
 Securities                               13,600    13,600        --
 Federal Funds Sold and Securities
  Purchased under Resale Agreements           75        75        --
                                     ------------ --------- ---------
  Total Interest Income                  113,479   113,358       121
                                     ------------ --------- ---------
Interest Expense
 Deposits                                 30,767    30,401       366
 Federal Funds Purchased and
  Securities Sold under Repurchase
  Agreements                               3,915     3,915        --
 Other Borrowed Funds                     16,174    15,481       693
                                     ------------ --------- ---------
  Total Interest Expense                  50,856    49,797     1,059
                                     ------------ --------- ---------
Net Interest Income                       62,623    63,561      (938)
                                     ------------ --------- ---------
Provision for Credit Losses
 Provision for Credit Losses - RAL        (9,000)       --    (9,000)
 Provision for Credit Losses - Core
  Bank                                     6,281     6,281        --
                                     ------------ --------- ---------
Provision for Credit Losses               (2,719)    6,281    (9,000)
                                     ------------ --------- ---------
Net Interest Income after Provision
 for Credit Losses                        65,342    57,280     8,062
                                     ------------ --------- ---------
Non Interest Income
 Service Charges on Deposits               4,187     4,187        --
 Trust Fees                                5,681     5,681        --
 Refund Transfer Fees                        251        --       251
 Other Service Charges, Commissions
  and Fees, net                            4,299     3,867       432
 Gain on Sale of Tax Refund Loans,
  net                                         --        --        --
 Gain (Loss) on Securities, net                4         4        --
 Other Income                              2,915     2,915        --
                                     ------------ --------- ---------
  Total Non Interest Income               17,337    16,654       683
                                     ------------ --------- ---------
Non Interest Expense
 Personnel                                29,127    28,202       925
 Occupancy Expense                         4,876     4,655       221
 Equipment Expense                         2,903     2,701       202
 RAL/RT Service Fees                          --        --        --
 Other Expenses                           20,183    20,481      (298)
                                     ------------ --------- ---------
  Total Non Interest Expense              57,089    56,039     1,050
                                     ------------ --------- ---------
Net Income Before Taxes                   25,590    17,895     7,695
Provision for Income Taxes                 8,799     5,563     3,236
                                     ------------ --------- ---------
Net Income                               $16,791   $12,332    $4,459
                                     ============ ========= =========

Earnings Per Share - Basic                 $0.36
Earning Per Share - Diluted                $0.36
Average Number of Shares - Basic          46,818
Average Number of Shares - Diluted        47,120

SFAS 123R Impact
  Net Earnings                           $16,791
  Net Earnings Before the Effects of
   SFAS 123R(a)                          $17,091
  Diluted Earning per Share ("EPS")        $0.36
  Diluted EPS Before the Effects of
   SFAS 123R(a)                            $0.36
  Stock Option Expense Included in
   earnings, pre tax                        $517


                           Three Months Ended 9/30/2005   Consolidated
                          Consolidated Core Bank  RAL/RT    % Change
Interest Income
 Loans                        $78,199   $78,058     $141         27.6%
 Securities                    14,720    14,720       --        (7.6%)
 Federal Funds Sold and
  Securities Purchased
  under Resale Agreements         188       188       --       (60.1%)
                          ------------ --------- --------
  Total Interest Income        93,107    92,966      141         21.9%
                          ------------ --------- --------
Interest Expense
 Deposits                      20,033    20,033       --         53.6%
 Federal Funds Purchased
  and Securities Sold
  under Repurchase
  Agreements                      953       953       --        310.8%
 Other Borrowed Funds           8,636     7,951      685         87.3%
                          ------------ --------- --------
  Total Interest Expense       29,622    28,937      685         71.7%
                          ------------ --------- --------
Net Interest Income            63,485    64,029     (544)       (1.4%)
                          ------------ --------- --------
Provision for Credit
 Losses
 Provision for Credit
  Losses - RAL                     --        --       --           --
 Provision for Credit
  Losses - Core Bank            1,967     1,967       --        219.3%
                          ------------ --------- --------
Provision for Credit
 Losses                         1,967     1,967       --      (238.2%)
                          ------------ --------- --------
Net Interest Income after
 Provision for Credit
 Losses                        61,518    62,062     (544)         6.2%
                          ------------ --------- --------
Non Interest Income
 Service Charges on
  Deposits                      4,356     4,356       --        (3.9%)
 Trust Fees                     4,269     4,269       --         33.1%
 Refund Transfer Fees             235        --      235          6.8%
 Other Service Charges,
  Commissions and Fees,
  net                           4,854     4,369      485       (11.4%)
 Gain on Sale of Tax
  Refund Loans, net                --        --       --           --
 Gain (Loss) on
  Securities, net                  --        --       --           --
 Other Income                   1,100     1,100       --        165.0%
                          ------------ --------- --------
  Total Non Interest
   Income                      14,814    14,094      720         17.0%
                          ------------ --------- --------
Non Interest Expense
 Personnel                     25,822    25,108      714         12.8%
 Occupancy Expense              4,765     4,557      208          2.3%
 Equipment Expense              3,059     2,812      247        (5.1%)
 RAL/RT Service Fees               --        --       --           --
 Other Expenses                20,168    19,260      908          0.1%
                          ------------ --------- --------
  Total Non Interest
   Expense                     53,814    51,737    2,077          6.1%
                          ------------ --------- --------
Net Income Before Taxes        22,518    24,419   (1,901)        13.6%
Provision for Income
 Taxes                          8,150     8,949     (799)         8.0%
                          ------------ --------- --------
Net Income                    $14,368   $15,470  $(1,102)        16.9%
                          ============ ========= ========

Earnings Per Share -
 Basic                          $0.31
Earning Per Share -
 Diluted                        $0.31
Average Number of Shares
 - Basic                       45,985
Average Number of Shares
 - Diluted                     46,391

SFAS 123R Impact
  Net Earnings                $14,368
  Net Earnings Before the
   Effects of SFAS
   123R(a)                    $14,676
  Diluted Earning per
   Share ("EPS")                $0.31
  Diluted EPS Before the
   Effects of SFAS
   123R(a)                      $0.32
  Stock Option Expense
   Included in earnings,
   pre tax                       $531


(a) Non GAAP measure

Effective as of the beginning of the year, the Company adopted FASB
 Statement 123R-Share-Based Payment using the modified prospective application method. Accordingly, its results of operations for prior fiscal periods have not been adjusted to include the cost relating to stock options.

The Company's management utilizes the above Core Bank information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.


Consolidated Statements of Income (unaudited)
Dollars in Thousands


                                       Nine Months Ended 9/30/2006
                                     Consolidated Core Bank  RAL/RT
Interest Income
 Loans                                  $400,960  $283,113  $117,847
 Securities                               42,614    42,614        --
 Federal Funds Sold and Securities
  Purchased under Resale Agreements          200      (390)      590
                                     ------------ --------- ---------
  Total Interest Income                  443,774   325,337   118,437
                                     ------------ --------- ---------
Interest Expense
 Deposits                                 84,131    82,631     1,500
 Federal Funds Purchased and
  Securities Sold under Repurchase
  Agreements                              13,761     9,298     4,463
 Other Borrowed Funds                     38,695    36,640     2,055
                                     ------------ --------- ---------
  Total Interest Expense                 136,587   128,569     8,018
                                     ------------ --------- ---------
Net Interest Income                      307,187   196,768   110,419
                                     ------------ --------- ---------
Provision for Credit Losses
 Provision for Credit Losses - RAL        36,290        --    36,290
 Provision for Credit Losses - Core
  Bank                                    15,093    15,093        --
                                     ------------ --------- ---------
Provision for Credit Losses               51,383    15,093    36,290
                                     ------------ --------- ---------
Net Interest Income after Provision
 for Credit Losses                       255,804   181,675    74,129
                                     ------------ --------- ---------
Non Interest Income
 Service Charges on Deposits              12,293    12,293        --
 Trust Fees                               14,522    14,522        --
 Refund Transfer Fees                     44,815        --    44,815
 Other Service Charges, Commissions
  and Fees, net                           21,859    12,017     9,842
 Gain on Sale of Tax Refund Loans,
  net                                     43,163        --    43,163
 Gain (Loss) on Securities, net              151       151        --
 Other Income                              6,722     6,721         1
                                     ------------ --------- ---------
  Total Non Interest Income              143,525    45,704    97,821
                                     ------------ --------- ---------
Non Interest Expense
 Personnel                                95,242    86,928     8,314
 Occupancy Expense                        14,271    13,624       647
 Equipment Expense                         7,917     7,305       612
 RAL/RT Service Fees                      54,706        --    54,706
 Other Expenses                           76,391    64,149    12,242
                                     ------------ --------- ---------
  Total Non Interest Expense             248,527   172,006    76,521
                                     ------------ --------- ---------
Net Income Before Taxes                  150,802    55,373    95,429
Provision for Income Taxes                55,125    14,997    40,128
                                     ------------ --------- ---------
Net Income                               $95,677   $40,376   $55,301
                                     ============ ========= =========

Earnings Per Share - Basic                 $2.05
Earning Per Share - Diluted                $2.03
Average Number of Shares - Basic          46,741
Average Number of Shares - Diluted        47,143

SFAS 123R Impact
  Net Earnings                           $95,677
  Net Earnings Before the Effects of
   SFAS 123R(a)                          $96,691
  Diluted Earning per Share ("EPS")        $2.03
  Diluted EPS Before the Effects of
   SFAS 123R(a)                            $2.05
  Stock Option Expense Included in
   earnings, pre tax                      $1,749


                            Nine Months Ended 9/30/2005   Consolidated
                          Consolidated Core Bank  RAL/RT    % Change
Interest Income
 Loans                       $279,427  $214,760  $64,667         43.5%
 Securities                    44,785    44,785       --        (4.8%)
 Federal Funds Sold and
  Securities Purchased
  under Resale Agreements         494        90      404       (59.5%)
                          ------------ --------- --------
  Total Interest Income       324,706   259,635   65,071         36.7%
                          ------------ --------- --------
Interest Expense
 Deposits                      49,737    49,378      359         69.2%
 Federal Funds Purchased
  and Securities Sold
  under Repurchase
  Agreements                    3,388     2,415      973        306.2%
 Other Borrowed Funds          23,994    21,954    2,040         61.3%
                          ------------ --------- --------
  Total Interest Expense       77,119    73,747    3,372         77.1%
                          ------------ --------- --------
Net Interest Income           247,587   185,888   61,699         24.1%
                          ------------ --------- --------
Provision for Credit
 Losses
 Provision for Credit
  Losses - RAL                 40,642        --   40,642       (10.7%)
 Provision for Credit
  Losses - Core Bank            8,238     8,238       --         83.2%
                          ------------ --------- --------
Provision for Credit
 Losses                        48,880     8,238   40,642          5.1%
                          ------------ --------- --------
Net Interest Income after
 Provision for Credit
 Losses                       198,707   177,650   21,057         28.7%
                          ------------ --------- --------
Non Interest Income
 Service Charges on
  Deposits                     12,894    12,894       --        (4.7%)
 Trust Fees                    12,639    12,639       --         14.9%
 Refund Transfer Fees          24,920        --   24,920         79.8%
 Other Service Charges,
  Commissions and Fees,
  net                          16,880    10,934    5,946         29.5%
 Gain on Sale of Tax
  Refund Loans, net            26,023        --   26,023         65.9%
 Gain (Loss) on
  Securities, net                (730)     (730)      --           --
 Other Income                   5,301     5,299        2         26.8%
                          ------------ --------- --------
  Total Non Interest
   Income                      97,927    41,036   56,891         46.6%
                          ------------ --------- --------
Non Interest Expense
 Personnel                     78,515    72,817    5,698         21.3%
 Occupancy Expense             12,930    12,337      593         10.4%
 Equipment Expense              8,128     7,471      657        (2.6%)
 RAL/RT Service Fees               --        --       --           --
 Other Expenses                56,084    47,675    8,409         36.2%
                          ------------ --------- --------
  Total Non Interest
   Expense                    155,657   140,300   15,357         59.7%
                          ------------ --------- --------
Net Income Before Taxes       140,977    78,386   62,591          7.0%
Provision for Income
 Taxes                         52,764    26,444   26,320          4.5%
                          ------------ --------- --------
Net Income                    $88,213   $51,942  $36,271          8.5%
                          ============ ========= ========

Earnings Per Share -
 Basic                          $1.92
Earning Per Share -
 Diluted                        $1.91
Average Number of Shares
 - Basic                       45,870
Average Number of Shares
 - Diluted                     46,262

SFAS 123R Impact
  Net Earnings                $88,213
  Net Earnings Before the
   Effects of SFAS
   123R(a)                    $89,120
  Diluted Earning per
   Share ("EPS")                $1.91
  Diluted EPS Before the
   Effects of SFAS
   123R(a)                      $1.93
  Stock Option Expense
   Included in earnings,
   pre tax                     $1,565


(a) Non GAAP measure

Effective as of the beginning of the year, the Company adopted FASB
 Statement 123R-Share-Based Payment using the modified prospective application method. Accordingly, its results of operations for prior fiscal periods have not been adjusted to include the cost relating to stock options.

The Company's management utilizes the above Core Bank information in the evaluation of its banking operations and believes that the investment community also finds this information valuable to understand the key drivers of the business.


Net Interest Margin (unaudited)
Dollars in Thousands

                                      Three Months Ended 9/30/2006
                                   Consolidated  Core Bank   RAL/RT

Net Interest Margin (tax
 equivalent)                              3.90%       3.96%       NA

Net Interest Income (tax
 equivalent)                           $64,179     $65,117     $(938)

Interest Income                       $113,479    $113,358      $121
Interest Expense                        50,856      49,797     1,059
                                   ------------ ----------- ---------
Net Interest Income                    $62,623     $63,561     $(938)
                                   ============ =========== =========
Tax Equivalent Adjustment               $1,556      $1,556        $-

Average Earning Assets              $6,528,232  $6,519,631    $8,601
Average Total Assets                $7,148,614  $6,908,676  $239,938
Average Equity                        $591,739    $473,441  $118,298


                                      Nine Months Ended 9/30/2006
                                   Consolidated  Core Bank   RAL/RT

Net Interest Margin (tax
 equivalent)                              6.33%       4.22%       NA

Net Interest Income (tax
 equivalent)                          $311,855    $201,436  $110,419

Interest Income                       $443,774    $325,337  $118,437
Interest Expense                       136,587     128,569     8,018
                                   ------------ ----------- ---------
Net Interest Income                   $307,187    $196,768  $110,419
                                   ============ =========== =========
Tax Equivalent Adjustment               $4,668      $4,668        $-

Average Earning Assets              $6,582,045  $6,378,085  $203,960
Average Total Assets                $7,127,284  $6,697,870  $429,414
Average Equity                        $583,278    $465,276  $118,002

                                       Three Months Ended 9/30/2005
                                    Consolidated  Core Bank   RAL/RT

Net Interest Margin (tax
 equivalent)                               4.33%       4.39%       NA

Net Interest Income (tax
 equivalent)                            $64,723     $65,267     $(544)

Interest Income                         $93,107     $92,966      $141
Interest Expense                         29,622      28,937       685
                                    ------------ ----------- ---------
Net Interest Income                     $63,485     $64,029     $(544)
                                    ============ =========== =========
Tax Equivalent Adjustment                $1,238      $1,238        $-

Average Earning Assets               $5,924,463  $5,898,633   $25,830
Average Total Assets                 $6,482,387  $6,271,752  $210,635
Average Equity                         $523,555    $436,340   $87,215


                                       Nine Months Ended 9/30/2005
                                    Consolidated  Core Bank   RAL/RT

Net Interest Margin (tax
 equivalent)                               5.80%       4.49%       NA

Net Interest Income (tax
 equivalent)                           $252,021    $190,323   $61,698

Interest Income                        $324,706    $259,635   $65,071
Interest Expense                         77,119      73,747     3,372
                                    ------------ ----------- ---------
Net Interest Income                    $247,587    $185,888   $61,699
                                    ============ =========== =========
Tax Equivalent Adjustment                $4,434      $4,434        $-

Average Earning Assets               $5,813,604  $5,672,276  $141,328
Average Total Assets                 $6,298,545  $5,931,083  $367,462
Average Equity                         $500,714    $413,265   $87,449


Consolidated Average Balances and Annualized Yields (unaudited)
Dollars in Thousands


                                         -----------------------------
                                                      QTD
                                         -----------------------------
                                               As of 9/30/2006
                                           Balance    Income   Rate
Average Assets
Federal Funds Sold                           $6,253      $75   4.76%
Securities(1)
 Taxable                                  1,039,501   10,778   4.11%
 Non-taxable                                209,185    4,283   8.19%
                                         ----------- --------
     Total Securities                     1,248,686   15,061   4.79%
                                         ----------- --------
Loans(2)
 Commercial (including Leasing)           1,283,405   29,043   8.98%
 Real Estate - Non Residential            1,939,848   37,112   7.65%
 Real Estate - Residential                1,261,135   18,120   5.75%
 Consumer                                   786,019   15,569   7.86%
 Other                                        2,886       55   7.56%
                                         ----------- --------
     Total Loans                          5,273,293   99,900   7.55%
                                         ----------- --------
Total Earning Assets(3)                   6,528,232  115,035   6.99%
                                         ----------- --------
FAS 115 Market Value Adjustment             (16,616)
Non Earning Assets                          636,998
                                         -----------
Total Average Assets                     $7,148,614
                                         ===========

Average Liabilities and Shareholders'
 Equity
Non Interest Bearing Demand Deposits     $1,096,877      $--   0.00%
Interest-Bearing Deposits
  Interest Bearing Demand and Savings     2,110,369   12,888   2.42%
  Time Certificates of Deposit            1,725,203   17,879   4.11%
                                         ----------- --------
Total Interest Bearing Deposits           3,835,572   30,767   3.18%
                                         ----------- --------
Borrowings
  Fed Funds Purchased and Repurchase
   Agreements                               313,708    3,915   4.95%
  Other Borrowings                        1,231,836   16,174   5.21%
                                         ----------- --------
Total Borrowings                          1,545,544   20,089   5.16%
                                         ----------- --------
Total Interest Bearing Liabilities       $5,381,116  $50,856   3.75%
                                         ----------- --------
Other Liabilities                            78,882
Shareholders' Equity                        591,739
                                         -----------
Total Average Liabilities and
 Shareholders' Equity                    $7,148,614
                                         ===========

Interest Income/Earning Assets                                 6.99%
Interest Expense/Earning Assets                                3.09%
Tax Equivalent Net Interest Margin                    64,179   3.90%
Provision for Credit Losses/Earning
 Assets                                               (2,719) -0.17%
                                                     --------
Net Interest Income on Tax Equiv. Basis
 after Provn for Credit Losses                        66,898   4.07%


Less:  Tax Equivalent Interest Income
        from Non Taxable Securities and
        Loans Included in Interest
        Income                                         1,556   0.10%
                                                     --------
Net Interest Income after Provision for
 Credit Losses                                       $65,342   3.97%
                                                     ========

Total Loans, RAL                             $8,601     $121     NA
Total Loans, Core Bank                   $5,264,692  $99,779   7.52%
Consumer Loans, RAL                          $8,601     $121     NA
Consumer Loans, Core Bank                  $777,418  $15,448   7.88%



                                       -------------------------------
                                                     QTD
                                       -------------------------------
                                               As of 9/30/2005
                                          Balance     Income    Rate
Average Assets
Federal Funds Sold                          $25,838     $188     2.89%
Securities(1)
 Taxable                                  1,210,366   11,971     3.92%
 Non-taxable                                203,486    3,907     7.68%
                                       ------------- --------
     Total Securities                     1,413,852   15,878     4.46%
                                       ------------- --------
Loans(2)
 Commercial (including Leasing)           1,238,235   25,262     8.09%
 Real Estate - Non Residential            1,564,550   28,094     7.18%
 Real Estate - Residential                1,032,746   14,715     5.70%
 Consumer                                   646,447   10,186     6.25%
 Other                                        2,795       22     3.12%
                                       ------------- --------
     Total Loans                          4,484,773   78,279     6.95%
                                       ------------- --------
Total Earning Assets(3)                   5,924,463   94,345     6.32%
                                       ------------- --------
FAS 115 Market Value Adjustment              21,980
Non Earning Assets                          535,944
                                       -------------
Total Average Assets                     $6,482,387
                                       =============

Average Liabilities and Shareholders'
 Equity
Non Interest Bearing Demand Deposits     $1,065,106      $--     0.00%
Interest-Bearing Deposits
  Interest Bearing Demand and Savings     2,185,026    7,062     1.28%
  Time Certificates of Deposit            1,657,307   12,971     3.11%
                                       ------------- --------
Total Interest Bearing Deposits           3,842,333   20,033     2.07%
                                       ------------- --------
Borrowings
  Fed Funds Purchased and Repurchase
   Agreements                               129,991      953     2.91%
  Other Borrowings                          853,183    8,636     4.02%
                                       ------------- --------
Total Borrowings                            983,174    9,589     3.87%
                                       ------------- --------
Total Interest Bearing Liabilities       $4,825,507  $29,622     2.44%
                                       ------------- --------
Other Liabilities                            68,219
Shareholders' Equity                        523,555
                                       -------------
Total Average Liabilities and
 Shareholders' Equity                    $6,482,387
                                       =============

Interest Income/Earning Assets                                   6.32%
Interest Expense/Earning Assets                                  1.99%
Tax Equivalent Net Interest Margin                    64,723     4.33%
Provision for Credit Losses/Earning
 Assets                                                1,967     0.13%
                                                     --------
Net Interest Income on Tax Equiv.
 Basis after Provn for Credit Losses                  62,756     4.20%



Less:  Tax Equivalent Interest Income
        from Non Taxable Securities
        and Loans Included in Interest
        Income                                         1,238     0.08%
                                                     --------
Net Interest Income after Provision
 for Credit Losses                                   $61,518     4.12%
                                                     ========

Total Loans, RAL                             $6,511     $141       NA
Total Loans, Core Bank                   $4,478,262  $78,138     6.92%
Consumer Loans, RAL                          $6,511     $141       NA
Consumer Loans, Core Bank                  $639,936  $10,045     6.23%


(1) Income and yield calculations are presented on a fully taxable equivalent basis.

(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

(4)  All rates are annualized.


Consolidated Average Balances and Annualized Yields (unaudited)
Dollars in Thousands


                                        ------------------------------
                                                     YTD
                                        ------------------------------
                                              As of 9/30/2006
                                          Balance    Income    Rate
Average Assets
Federal Funds Sold                          $6,640      $200   4.03%
Securities(1)
  Taxable                                1,099,213    34,197   4.16%
  Non-taxable                              209,132    12,794   8.16%
                                        ----------- ---------
     Total Securities                    1,308,345    46,991   4.80%
                                        ----------- ---------
Loans(2)
  Commercial (including Leasing)         1,252,900    82,188   8.77%
  Real Estate - Non Residential          1,871,941   104,723   7.46%
  Real Estate - Residential              1,205,929    51,514   5.70%
  Consumer                                 933,432   162,710  23.31%
  Other                                      2,858       117   5.47%
                                        ----------- ---------
     Total Loans                         5,267,060   401,252  10.18%
                                        ----------- ---------
Total Earning Assets(3)                  6,582,045   448,442   9.11%
                                        ----------- ---------
FAS 115 Market Value Adjustment             (7,402)
Non Earning Assets                         552,641
                                        -----------
Total Average Assets                    $7,127,284
                                        ===========

Average Liabilities and Shareholders'
 Equity
Non Interest Bearing Demand Deposits    $1,194,019       $--   0.00%
Interest-Bearing Deposits
  Interest Bearing Demand and Savings    2,210,335    34,168   2.07%
  Time Certificates of Deposit           1,716,090    49,963   3.89%
                                        ----------- ---------
Total Interest Bearing Deposits          3,926,425    84,131   2.86%
                                        ----------- ---------
Borrowings
  Fed Funds Purchased and Repurchase
   Agreements                              405,442    13,761   4.54%
  Other Borrowings                       1,057,224    38,695   4.89%
                                        ----------- ---------
Total Borrowings                         1,462,666    52,456   4.79%
                                        ----------- ---------
Total Interest Bearing Liabilities      $5,389,091  $136,587   3.39%
                                        ----------- ---------
Other Liabilities                          (39,104)
Shareholders' Equity                       583,278
                                        -----------
Total Average Liabilities and
 Shareholders' Equity                   $7,127,284
                                        ===========

Interest Income/Earning Assets                                 9.11%
Interest Expense/Earning Assets                                2.78%
Tax Equivalent Net Interest Margin                   311,855   6.33%
Provision for Credit Losses/Earning
 Assets                                               51,383   1.04%
                                                    ---------
Net Interest Income on Tax Equiv. Basis
 after Provn for Credit Losses                       260,472   5.29%


Less:
       Tax Equivalent Interest Income
        from Non Taxable Securities and
        Loans Included in Interest
        Income                                         4,668   0.09%
                                                    ---------
Net Interest Income after Provision for
 Credit Losses                                      $255,804   5.20%
                                                    =========

Total Loans, RAL                          $186,593  $117,847     NA
Total Loans, Core Bank                  $5,080,467  $283,405   7.46%
Consumer Loans, RAL                       $186,593  $117,847     NA
Consumer Loans, Core Bank                 $746,839   $44,863   8.03%


                                       -------------------------------
                                                     YTD
                                       -------------------------------
                                               As of 9/30/2005
                                          Balance    Income     Rate
Average Assets
Federal Funds Sold                         $24,068      $494     2.74%
Securities(1)
  Taxable                                1,243,273    36,794     3.96%
  Non-taxable                              194,684    12,079     8.27%
                                       ------------ ---------
     Total Securities                    1,437,957    48,873     4.54%
                                       ------------ ---------
Loans(2)
  Commercial (including Leasing)         1,202,791    69,942     7.77%
  Real Estate - Non Residential          1,471,444    75,025     6.80%
  Real Estate - Residential                975,762    41,230     5.63%
  Consumer                                 699,152    93,524    17.88%
  Other                                      2,430        52     2.86%
                                       ------------ ---------
     Total Loans                         4,351,579   279,773     8.58%
                                       ------------ ---------
Total Earning Assets(3)                  5,813,604   329,140     7.57%
                                       ------------ ---------
FAS 115 Market Value Adjustment             11,762
Non Earning Assets                         473,179
                                       ------------
Total Average Assets                    $6,298,545
                                       ============

Average Liabilities and Shareholders'
 Equity
Non Interest Bearing Demand Deposits    $1,161,343       $--     0.00%
Interest-Bearing Deposits
  Interest Bearing Demand and Savings    2,051,239    16,473     1.07%
  Time Certificates of Deposit           1,586,537    33,264     2.80%
                                       ------------ ---------
Total Interest Bearing Deposits          3,637,776    49,737     1.83%
                                       ------------ ---------
Borrowings
  Fed Funds Purchased and Repurchase
   Agreements                              161,420     3,388     2.81%
  Other Borrowings                         851,721    23,994     3.77%
                                       ------------ ---------
Total Borrowings                         1,013,141    27,382     3.61%
                                       ------------ ---------
Total Interest Bearing Liabilities      $4,650,917   $77,119     2.22%
                                       ------------ ---------
Other Liabilities                          (14,429)
Shareholders' Equity                       500,714
                                       ------------
Total Average Liabilities and
 Shareholders' Equity                   $6,298,545
                                       ============

Interest Income/Earning Assets                                   7.57%
Interest Expense/Earning Assets                                  1.77%
Tax Equivalent Net Interest Margin                   252,021     5.80%
Provision for Credit Losses/Earning
 Assets                                               48,880     1.13%
                                                    ---------
Net Interest Income on Tax Equiv.
 Basis after Provn for Credit Losses                 203,141     4.67%


Less:
       Tax Equivalent Interest Income
        from Non Taxable Securities
        and Loans Included in Interest
        Income                                         4,434     0.10%
                                                    ---------
Net Interest Income after Provision
 for Credit Losses                                  $198,707     4.57%
                                                    =========

Total Loans, RAL                           $99,686   $64,667       NA
Total Loans, Core Bank                  $4,251,893  $215,106     6.76%
Consumer Loans, RAL                        $99,686   $64,667       NA
Consumer Loans, Core Bank                 $599,466   $28,857     6.44%


(1) Income and yield calculations are presented on a fully taxable equivalent basis.

(2) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.

(3) Nonaccrual loans are included in loan balances. Interest income includes related fee income.

(4) All rates are annualized.


Key Financial Ratios (unaudited)
Dollars in Thousands

                            Three Months Ended     Nine Months Ended
                           9/30/2006  9/30/2005  9/30/2006  9/30/2005

Financial Ratios
  Operating Efficiency
   Ratio                       70.04%     67.66%     54.59%     44.39%
  Operating Efficiency
   Core Bank                   68.53%     65.19%     69.64%     60.45%

  Return on Equity             11.26%     10.89%     21.93%     23.55%
  Return on Equity RAL         14.95%     -5.01%     62.66%     55.45%
  Return on Equity Core
   Bank                        10.33%     14.07%     11.60%     16.80%

  Return on Assets              0.93%      0.88%      1.79%      1.87%
  Return on Assets RAL          7.37%     -2.08%     17.22%     13.20%
  Return on Assets Core
   Bank                         0.71%      0.98%      0.81%      1.17%
  Leverage Ratio                8.28%      8.08%      8.18%      7.95%

                                 YTD Ended
                           9/30/2006  9/30/2005

  Tangible Common Equity
   Ratio                        6.61%      5.68%
  Tier 1 Capital Ratio          8.96%      7.91%
  Risk Weighted Capital
   Ratio                       11.87%     11.32%



                                 YTD Ended
Credit Quality Ratios      9/30/2006  9/30/2005

  Allowance for Credit
   Losses                    $56,246    $51,822
  Allowance for RAL Credit
   Losses                        773        464
  Allowance for Core Bank
   Credit Losses              55,473     51,358

                            Three Months Ended     Nine Months Ended
                           9/30/2006  9/30/2005  9/30/2006  9/30/2005

  Net Charge-Offs            $(5,327)    $2,193    $50,735    $52,718
  Net Charge-Offs RAL         (9,054)         -     35,517     40,178
  Net Charge-Offs Core
   Bank                        3,727      2,193     15,218     12,540


  Annualized Net Charge-
   Offs to Average Loans       -0.40%      0.19%      1.29%      1.62%
  Annualized Net Charge-
   offs to Average Loans
   Core Bank                    0.28%      0.19%      0.40%      0.39%

                            Three Months Ended
                           9/30/2006  9/30/2005

  Nonperforming Assets
    Loans Past Due 90 Days
     and Accruing             $5,236     $3,152
    Nonaccrual Loans          14,864     16,715
                           ---------- ----------
    Total Nonperforming
     Loans                    20,100     19,867
    Other Real Estate
     Owned and Other
     Foreclosed Assets         2,910      3,157
                           ---------- ----------
  Total Nonperforming
   Assets                    $23,010    $23,024
                           ========== ==========

  Nonperforming
   Loans/Total Loans Core
   Bank                         0.38%      0.43%
  Nonperforming
   Assets/Total Assets
   Core Bank                    0.33%      0.36%
  Allowance for Core Bank
   Credit Losses/Non
   Performing Loans              276%       259%
  Allowance for Core Bank
   Credit Losses/Total
   Loans                        1.04%      1.11%


Book Value per Share
Actual Shares Outstanding
 at end of Period (in
 thousands)                   46,844     46,060
Book Value per Share          $13.29     $11.42
Tangible Book Value per
 Share                         $9.98      $8.06


    CONTACT: Pacific Capital Bancorp
             Debbie Whiteley, Senior Vice President
             Director, Investor Relations
             805-884-6680
             Debbie.Whiteley@pcbancorp.com